Exhibit 99.1

NEWS
5350 Tech Data Drive Clearwater, FL 33760 (727) 539-7429

FOR IMMEDIATE RELEASE	SYMBOL: TECD
Tuesday, November 27, 2007	TRADED: NASDAQ/NMS

Tech Data Reports Fiscal 2008 Third-Quarter Results

Net sales of $5.9 billion reach third-quarter record; Net income totals $40.9 million,

a 128 percent increase year-over-year on a non-GAAP basis (327 percent increase on a GAAP basis)

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for the fiscal 2008 third quarter ended October 31, 2007.

Results At A Glance (1)
($ in millions, except per share amounts)	Three months ended October 31, 2007	Three months ended October 31, 2006
Net sales	$5,923.8	$5,431.3
Operating income (GAAP)	$59.5	$32.1
Operating income (Non-GAAP)	$59.5	$41.0
Net income (GAAP)	$40.9	$9.6
Net income (Non-GAAP)	$40.9	$18.0
Net income per diluted share (GAAP)	$.73	$.18
Net income per diluted share (Non-GAAP)	$.73	$.33

(1)	Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary.

This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Net sales for the three-month period ended October 31, 2007 reached a third-quarter record of $5.9 billion, an increase of 9.1 percent from $5.4 billion in the prior-year period.

Third quarter net income totaled $40.9 million, or $.73 per diluted share compared to net income of $9.6 million, or $.18 per diluted share for the prior-year period. Results for the comparable third quarter of fiscal 2007 included $6.1 million of restructuring charges and $2.8 million of consulting costs related to the company’s European restructuring program which was completed in October 2006. Excluding these charges and costs, non-GAAP net income for the prior-year quarter ended October 31, 2006 totaled $18.0 million, or $.33 per diluted share.

“Steady market conditions during the quarter, coupled with Tech Data’s sales execution, SMB focus, and product and inventory management efforts, drove record third-quarter net sales and a significant improvement in operating income year-over-year. Our European operations continue to strengthen and gain traction in the marketplace, delivering a 47 basis point operating margin improvement over last year on a non-GAAP basis,”

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 2 of 10
November 27, 2007

said Robert M. Dutkowsky, Chief Executive Officer, Tech Data Corporation. “While there is still work to do as we improve upon our execution and profitability, we are pleased to see our European operations performing at or ahead of our expectations and delivering stronger working capital metrics. The third quarter was solid and I thank the entire Tech Data team for their continued diligence towards enhancing our profitability worldwide.”

Third-Quarter Financial Summary

•

Net sales in the Americas (including the United States, Canada, Latin America and export sales to the Caribbean) were $2.9 billion, or 49 percent of worldwide net sales, representing an increase of 10.3 percent over the third quarter of fiscal 2007 and a decrease of .9 percent from the second quarter of fiscal 2008. Net sales in Europe totaled $3.0 billion, or 51 percent of worldwide net sales, representing an increase of 7.9 percent (1.7 percent decrease on a local currency basis) over the third quarter of fiscal 2007 and an increase of 12.5 percent (9.2 percent increase on a local currency basis) over the second quarter of fiscal 2008.

•

Gross margin for the third quarter of fiscal 2008 was 4.79 percent compared to 4.56 percent in the prior-year third quarter. The increase in gross margin was primarily attributable to solid improvements in the company’s pricing and inventory management practices in Europe as well as continued changes in customer and product mix worldwide.

•

Selling, general and administrative expenses (SG&A) were $224.2 million or 3.78 percent of net sales compared to $209.3 million or 3.85 percent of net sales in the third quarter of fiscal 2007. On a dollar basis, SG&A expenses increased to support sales growth and the company’s strategic initiatives. The stronger Euro and the related foreign currency translation impact also contributed to the increase in SG&A expenses year-over-year. As a percentage of net sales however, SG&A declined year-over-year primarily due to leverage achieved in Europe and the elimination of $2.8 million of expense incurred in the prior-year period for consulting costs associated with the European restructuring program.

•

For the third quarter of fiscal 2008, operating income was $59.5 million, or 1.01 percent of net sales. This compared to operating income of $32.1 million, or .59 percent of net sales in the third quarter of fiscal 2007, which included the restructuring charges and consulting costs noted above. Excluding these charges and costs, non-GAAP operating income for the third quarter of fiscal 2007 was $41.0 million or .76 percent of net sales.

•

On a regional basis, operating income in the Americas for the third quarter of fiscal 2008 was $44.2 million, or 1.54 percent of net sales compared to $40.1 million, or 1.54 percent of net sales in the third quarter of fiscal 2007. In Europe, the company generated operating income of $17.8 million, or .58 percent of net sales compared to an operating loss of $(5.9) million, or (.21) percent of net sales in the third quarter of fiscal 2007. Excluding the restructuring charges and consulting costs noted above, the European region reported non-GAAP operating income of $3.0 million, or .11 percent of net sales in the third quarter of fiscal 2007. Stock-based compensation expense is not included in the regional segment reporting results. These expenses are presented as a separate line item in the company’s segment reporting (see “Supplementary Information” table attached).

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 3 of 10
November 27, 2007

•

The $(.9) million of minority interest in the third quarter of fiscal 2008 represents the company’s Brightstar Europe joint venture partner’s share of losses comprised primarily of start-up costs incurred during the quarter. The joint venture commenced sales in August 2007, but the company does not expect the joint venture to have a material impact in the current fiscal year.

•

Cash used in operations during the third quarter of fiscal 2008 totaled $127.7 million. For the nine months ended October 31, 2007, the company generated $301.8 million in cash from operations. The company continues to enjoy excellent liquidity and financial flexibility with a cash position of $525.9 million at October 31, 2007.

Nine-month Results

Net sales for the nine-month period ended October 31, 2007 were $16.9 billion, an increase of 10.6 percent from $15.3 billion in the nine-month period ended October 31, 2006. On a regional basis, net sales in the Americas represented 49 percent of net sales, and increased 11.1 percent to $8.3 billion from $7.4 billion in the prior-year period. Europe represented 51 percent of net sales, and increased 10.1 percent (1.2 percent increase on a local currency basis) to $8.7 billion from $7.9 billion for the nine-month period ended October 31, 2006.

Gross margin for the nine-month period was 4.80 percent, up from 4.64 percent in the prior-year comparable period. The increase in gross margin was primarily attributable to improvements in the company’s pricing and inventory management practices in Europe.

For the nine-month period ended October 31, 2007, on a GAAP basis, the company recorded operating income of $115.9 million, or .68 percent of net sales, compared with an operating loss of $(69.7) million, or (.46) percent of net sales, in the prior-year period. On a non-GAAP basis, excluding a $13.1 million loss on disposal of subsidiaries related to the company’s decision to exit its operations in Israel and the United Arab Emirates (UAE) and $16.1 million in restructuring charges primarily related to the closure of a European logistics center, operating income for the nine-month period ended October 31, 2007 totaled $145.2 million, or .86 percent of net sales. This compared to non-GAAP operating income of $98.7 million, or .64 percent of net sales for the nine-month period ended October 31, 2006, excluding a non-cash charge of $136.1 million for goodwill impairment and $32.4 million in restructuring charges and consulting costs related to the European operations.

The company recorded net income on a GAAP basis of $58.1 million, or $1.05 per diluted share, for the nine-month period ended October 31, 2007 compared to a net loss of $(133.0) million, or $(2.41) per diluted share, in the prior-year period. Net income for the nine-month period ended October 31, 2006 included $3.9 million in income from discontinued operations related to the sale of the European training business. On a non-GAAP basis, excluding the loss on disposal of subsidiaries and restructuring charges noted above, net income was $86.6 million, or $1.56 per diluted share for the nine-month period ended October 31, 2007 compared to non-GAAP net income of $40.2 million, or $.73 per diluted share for the nine-month period ended October 31, 2006. Non-GAAP net income for the nine months ended October 31, 2006 excluded the goodwill impairment, restructuring charges and consulting costs noted above and an $8.4 million increase in the valuation allowance against certain deferred tax assets.

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 4 of 10
November 27, 2007

Business Outlook

Statements made regarding the company’s business outlook are based on current expectations and the company’s internal plan. These statements are forward-looking and, as outlined in the company’s periodic filings with the Securities and Exchange Commission, actual results may differ materially. For the fourth quarter ending January 31, 2008, the company anticipates net sales to be in the range of $6.35 billion to $6.50 billion. This assumes low double-digit year-over-year growth in the Americas and a mid-to-high single-digit decline in Europe on a local currency basis. The anticipated decline in Europe primarily reflects the continuation of the company’s strategy to reduce the level of retail business in its mix as well as the company’s decision to exit operations in Israel and the UAE during the current fiscal year. The company anticipates an effective tax rate for the fourth quarter of fiscal 2008 in the range of 30 percent to 32 percent.

Webcast Details

Tech Data will be discussing its third-quarter results and fourth-quarter business outlook on a conference call today at 9:00 a.m. ET. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. ET on Tuesday, December 4, 2007.

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, exclude restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company’s current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: intense competition both domestically and internationally; narrow profit margins; dependence on information systems; potential adverse effects of acquisitions; exposure to natural disasters, war and terrorism; dependence on independent shipping companies; potential impact of labor strikes; risk of declines in inventory value; product supply and availability; changes in vendor terms and conditions; loss of significant customers; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; foreign currency exchange risks and exposure to foreign markets; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; and the volatility of common stock. Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company’s Investor Relations website at www.techdata.com. All information in this release is as of November 27, 2007. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company’s expectations.

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 5 of 10
November 27, 2007

About Tech Data

Founded in 1974, Tech Data Corporation (NASDAQ GS: TECD) is a leading distributor of IT products, with more than 90,000 customers in over 100 countries. The company’s business model enables technology solution providers, manufacturers and publishers to cost-effectively sell to and support end users ranging from small-to-midsize businesses (SMB) to large enterprises. Ranked 109th on the FORTUNE 500(R), Tech Data generated $21.4 billion in net sales for its fiscal year ended January 31, 2007. For more information, visit www.techdata.com.

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (jeff.howells@techdata.com)

or

Kristin Wiemer Bohnsack, Director, Investor Relations and Shareholder Services

727-532-8866 (kristin.wiemer@techdata.com)

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 6 of 10
November 27, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2007	2006	2007	2006
Net sales	$5,923,814	$5,431,347	$16,939,199	$15,318,754
Cost of products sold	5,640,068	5,183,787	16,125,894	14,608,445

Gross profit	283,746	247,560	813,305	710,309
Selling, general and administrative expenses	224,243	209,344	668,115	620,171
Goodwill impairment	—	—	—	136,093
Loss on disposal of subsidiaries	—	—	13,121	—
Restructuring charges	—	6,130	16,149	23,764

Operating income (loss)	$59,503	$32,086	$115,920	$(69,719)
Net interest expense and other	2,703	9,477	14,609	28,506
Net foreign currency exchange gain	(2,437)	(646)	(4,215)	(1,241)

Income (loss) from continuing operations before income taxes and minority interest	$59,237	$23,255	$105,526	$(96,984)
Provision for income taxes	19,152	13,657	49,328	40,002

Income (loss) from continuing operations before minority interest	$40,085	$9,598	$56,198	$(136,986)
Minority interest	(864)	—	(1,895)	—

Income (loss) from continuing operations	40,949	9,598	58,093	(136,986)
Discontinued operations, net of tax	—	—	—	3,946

Net income (loss)	$40,949	$9,598	$58,093	$(133,040)

Net income (loss) per common share – basic:
Continuing operations	$.74	$.18	$1.05	$(2.48)
Discontinued operations	—	—	—	.07

Net income (loss)	$.74	$.18	$1.05	$(2.41)

Net income (loss) per common share – diluted:
Continuing operations	$.73	$.18	$1.05	$(2.48)
Discontinued operations	—	—	—	.07

Net income (loss)	$.73	$.18	$1.05	$(2.41)

Weighted average common shares outstanding:
Basic	55,314	54,560	55,120	55,251
Diluted	55,727	54,560	55,516	55,251

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 7 of 10
November 27, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(In thousands)

	October 31, 2007	January 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$525,858	$265,006
Accounts receivable, net	2,732,814	2,464,735
Inventories	1,768,763	1,556,008
Prepaid expenses and other assets	177,041	122,103

Total current assets	5,204,476	4,407,852
Property and equipment, net	130,221	140,762
Goodwill	2,966	2,966
Other assets, net	168,231	152,284

Total assets	$5,505,894	$4,703,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving credit loans	$57,918	$77,195
Accounts payable	2,505,574	2,011,203
Current portion of long-term debt	1,455	2,376
Accrued expenses and other liabilities	590,067	500,514

Total current liabilities	3,155,014	2,591,288
Long-term debt	364,182	363,604
Other long-term liabilities	49,143	46,252

Total liabilities	3,568,339	3,001,144

Total shareholders’ equity	1,937,555	1,702,720

Total liabilities and shareholders’ equity	$5,505,894	$4,703,864

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 8 of 10
November 27, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2007	2006	2007	2006
Operating Income
GAAP operating income (loss)	$59,503	$32,086	$115,920	$(69,719)
Goodwill impairment	—	—	—	136,093
Loss on disposal of subsidiaries (1)	—	—	13,121	—
Restructuring charges (2)	—	6,130	16,149	23,764
Other costs (3)	—	2,826	—	8,596

Non-GAAP operating income	$59,503	$41,042	$145,190	$98,734

Net Income
GAAP income (loss) from continuing operations	$40,949	$9,598	$58,093	$(136,986)
Goodwill impairment	—	—	—	136,093
Loss on disposal of subsidiaries (1)	—	—	13,121	—
Restructuring charges (2)	—	6,130	16,149	23,764
Other costs (3)	—	2,826	—	8,596
Tax effect on restructuring charges and other costs	—	(565)	(715)	(3,528)
Deferred tax assets valuation allowance	—	—	—	8,352

Non-GAAP income from continuing operations	$40,949	$17,989	$86,648	$36,291
Discontinued operations, net of tax	—	—	—	3,946

Non-GAAP net income	$40,949	$17,989	$86,648	$40,237

Net Income per Diluted Share (4)
GAAP net income (loss) per share from continuing operations	$.73	$.18	$1.05	$(2.48)
Goodwill impairment	—	—	—	2.46
Loss on disposal of subsidiaries (1)	—	—	.23	—
Restructuring charges (2)	—	.11	.29	.43
Other costs (3)	—	.05	—	.16
Tax effect on restructuring charges and other costs	—	(.01)	(.01)	(.06)
Deferred tax assets valuation allowance	—	—	—	.15

Non-GAAP net income per diluted share from continuing operations	$.73	$.33	$1.56	$.66
Discontinued operations, net of tax	—	—	—	.07

Non-GAAP net income per diluted share	$.73	$.33	$1.56	$.73

Weighted average common shares outstanding
Diluted	55,727	54,560	55,516	55,383

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the nine months ended October 31, 2007 include $16.9 million related to the closure of a European logistics center and $(.8) million for changes in estimates related to the European restructuring program. Restructuring charges for the three and nine months ended October 31, 2006 relate to the company’s European restructuring program completed in October 2006.
(3)	Other costs represent consulting costs related to the company’s European restructuring program completed in October 2006.
(4)	Periods that incurred a GAAP net loss per share from continuing operations are calculated using basic weighted average common shares outstanding located on the Consolidated Statement of Operations.

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 9 of 10
November 27, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended October 31, 2007		Three months ended October 31, 2006
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$44,262	1.54%	$40,110	1.54%
Europe	17,767.58%		(5,954)	(.21)%
Stock-based compensation	(2,526)	(.04)%	(2,070)	(.04)%

Worldwide total	$59,503	1.01%	$32,086.59%

	Three months ended October 31, 2007		Three months ended October 31, 2006
	Operating Income	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income by Segment
Americas	$44,262	1.54%	$40,110	1.54%
Europe	17,767.58%		3,002.11%
Stock-based compensation	(2,526)	(.04)%	(2,070)	(.04)%

Worldwide total	$59,503	1.01%	$41,042.76%

	Three months ended October 31, 2007		Three months ended October 31, 2006
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)
GAAP operating income (loss)	$17,767.58%		$(5,954)	(.21)%
Restructuring charges (1)	—	—	6,130.22
Other costs (2)	—	—	2,826.10

Non-GAAP Europe operating income	$17,767.58%		$3,002.11%

(1)	Restructuring charges for the three months ended October 31, 2006 relate to the company’s European restructuring program completed in October 2006.
(2)	Other costs represent consulting costs related to the company’s European restructuring program completed in October 2006.

	Three months ended October 31, 2007	Three months ended October 31, 2006	Growth Rate
Net Income Growth (1)
GAAP	$40,949	$9,598	326.6%
Non-GAAP	$40,949	$17,989	127.6%

(1)	See page 8 for reconciliation of GAAP to non-GAAP net income for the three months ended October 31, 2006.

Tech Data Reports Fiscal 2008 Third-Quarter Results	Page 10 of 10
November 27, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Nine months ended October 31, 2007		Nine months ended October 31, 2006
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$127,991	1.55%	$115,060	1.55%
Europe	(4,379)	(.05)%	(179,187)	(2.28)%
Stock-based compensation	(7,692)	(.05)%	(5,592)	(.04)%

Worldwide total	$115,920.68%		$(69,719)	(.46)%

	Nine months ended October 31, 2007		Nine months ended October 31, 2006
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
Non-GAAP Operating Income (Loss) by Segment
Americas	$127,991	1.55%	$115,060	1.55%
Europe	24,891.29%		(10,734)	(.14)%
Stock-based compensation	(7,692)	(.05)%	(5,592)	(.04)%

Worldwide total	$145,190.86%		$98,734.64%

	Nine months ended October 31, 2007		Nine months ended October 31, 2006
	Operating Income	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)
GAAP operating income (loss)	$(4,379)	(.05)%	$(179,187)	(2.28)%
Goodwill impairment	—	—	136,093	1.73
Loss on disposal of subsidiaries (1)	13,121.15		—	—
Restructuring charges (2)	16,149.19		23,764.30
Other costs (3)	—	—	8,596.11

Non-GAAP Europe operating income (loss)	$24,891.29%		$(10,734)	(.14)%

(1)	Loss on disposal of subsidiaries relates to the exit of the company’s operations in the UAE and Israel.
(2)	Restructuring charges for the nine months ended October 31, 2007 include $16.9 million related to the closure of a European logistics center and $(.8) million for changes in estimates related to the European restructuring program. Restructuring charges for the nine months ended October 31, 2006 relate to the company’s European restructuring program completed in October 2006.
(3)	Other costs represent consulting costs related to the company’s European restructuring program completed in October 2006.